                                                                     Exhibit 1.1


                           PARKER-HANNIFIN CORPORATION

                                  $755,000,000

                                Medium-Term Notes

                     Due 9 Months or more from Date of Issue

                           U.S. DISTRIBUTION AGREEMENT



                                                             April 6, 1998



Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Citicorp Securities, Inc.
399 Park Avenue
New York, New York 10043

Salomon Brothers Inc
7 World Trade Center
New York, New York 10048

Dear Sirs:

                  PARKER-HANNIFIN CORPORATION, an Ohio corporation (the "Company"), confirms its agreement with each of you with respect to the issue and sale from time to time by the Company of up to $755,000,000 (or the equivalent thereof in one or more foreign currencies or composite currencies) aggregate initial public offering price of its medium-term notes due 9 months or more from date of issue (the "Notes"). The Notes will be issued under an Indenture dated as of May 3, 1996 (the "Indenture") between the Company and National City Bank, as Trustee (the "Trustee"), and will have the maturities, interest rates, redemption provisions, if any, and other terms as set forth in supplements to the Basic Prospectus referred to below.


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                  The Company hereby appoints Morgan Stanley & Co. Incorporated
("Morgan Stanley"), Citicorp Securities, Inc. and Salomon Brothers Inc (individually, an "Agent" and collectively, the "Agents") as its exclusive agents, subject to Section 11, for the purpose of soliciting and receiving offers to purchase Notes from the Company by others and, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees to use reasonable efforts to solicit and receive offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify. In addition, any Agent may also purchase Notes as principal pursuant to the terms of a terms agreement relating to such sale (a "Terms Agreement") in accordance with the provisions of Section 2(b) hereof.

                  The Company has filed with the Securities and Exchange Commission (the "Commission") registration statements (Nos. 333-02761 and 333-47955), the most recent of which contains a prospectus, for the registration under the Securities Act of 1933, as amended (the "Act") of the Notes. Such registration statements, including the exhibits thereto, as amended at the Commencement Date (as hereinafter defined), are hereinafter collectively referred to as the "Registration Statement." The Company proposes to file with the Commission from time to time, pursuant to Rule 424 under the Act, supplements to the prospectus included in Registration Statement No. 333-47955 that will describe certain terms of the Notes. The prospectus in the form in which it appears in Registration Statement No. 333-47955 which, pursuant to Rule 429 of the Act, is a combined prospectus relating also to Registration Statement No. 333- 02761 is hereinafter referred to as the "Basic Prospectus." The term "Prospectus" means the Basic Prospectus together with the prospectus supplement or supplements (each a "Prospectus Supplement") specifically relating to Notes, as filed with, or transmitted for filing to, the Commission pursuant to Rule
424. As used herein, the terms "Basic Prospectus" and "Prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to and agrees with each Agent as of the Commencement Date, as of each date on which the Company

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accepts an offer to purchase Notes (including any purchase by an Agent pursuant to a Terms Agreement), as of each date the Company issues and delivers Notes and as of each date the Registration Statement or the Basic Prospectus is amended or supplemented, as follows (it being understood that such representations, warranties and agreements shall be deemed to relate to the Registration Statement, the Basic Prospectus and the Prospectus, each as amended or supplemented to each such date):

                  (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                  (b) Each part of the Registration Statement and the Prospectus conform and, as amended or supplemented, if applicable, will conform in all material respects with the requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the rules and regulations of the Commission thereunder; each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that (i) the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with written information relating to an Agent furnished to the Company by such Agent expressly for use in the preparation thereof, and (ii) the representations and warranties set forth above, when made as of the Commencement Date or as of any date on which the Company accepts an offer to purchase Notes, shall be deemed not to cover information concerning an offering of particular Notes to the extent such information will be set forth in a supplement to the Basic Prospectus.

                  (c) The documents from which information is incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and any documents so filed and incorporated by reference subsequent to the effective date of the Registration

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Statement will, when they are filed with the Commission, conform in all material respects to the requirements of the Act and the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

                  (d) The financial statements of the Company and its subsidiaries set forth in the Registration Statement and Prospectus, as amended or supplemented, if applicable, fairly present, the financial condition of the Company and its subsidiaries as of the dates indicated and the results of operations and changes in financial position for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein).

                  (e) The Company and each of its subsidiaries has been duly incorporated and is an existing corporation in good standing under the laws of its jurisdiction of incorporation, has full power and authority (corporate and other) to conduct its business as described in the Registration Statement and Prospectus and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Company and its subsidiaries (taken as a whole); and all of the outstanding shares of capital stock of each such subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and (except as otherwise stated in the Prospectus) are owned beneficially by the Company subject to no security interest, other encumbrance or adverse claim.

                  (f) Each of this Agreement and any applicable Written Terms Agreement (as hereinafter defined) has been duly authorized, executed and delivered by the Company.

                  (g) The Indenture and the Notes have been duly authorized, the Indenture has been duly qualified under the Trust Indenture Act, executed and delivered and constitutes, and the Notes, when duly executed, authenticated, issued and delivered as contemplated hereby and by the Indenture, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.


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




                  (h) Except as contemplated in the Prospectus, as amended or supplemented, if applicable, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its subsidiaries (taken as a whole), and there has not been any material change, on a consolidated basis, in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Company and its subsidiaries (taken as a whole).

                  (i) Except as set forth in the Prospectus, as amended or supplemented, if applicable, there is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its subsidiaries is a party before or by any court or governmental agency or body, which might result in any material adverse change in the condition (financial or other), business, prospects, net worth or results of operations of the Company and its subsidiaries, or might materially and adversely affect the properties or assets thereof.

                  (j) There are no contracts or documents of the Company or any of its subsidiaries that are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been so filed.

                  (k) The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument to which the Company is a party or by which it is bound or to which any of the property of the Company is subject, the Company's Amended Articles of Incorporation or Regulations, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Notes by the Company, except such as may be required under the Act, the Trust Indenture Act or state securities laws; and the Company has full power and

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authority to authorize, issue and sell the Notes as contemplated by this
Agreement.

                  (l) The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

                  2.   SOLICITATIONS AS AGENT; PURCHASES AS PRINCIPAL.

                  (a) SOLICITATIONS AS AGENT. In connection with an Agent's actions as agent hereunder, such Agent agrees to use reasonable efforts to solicit offers to purchase Notes upon the terms and conditions set forth in the Prospectus as then amended or supplemented.

                  The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. Upon receipt of at least one business day's prior notice from the Company, the Agents will forthwith suspend solicitations of offers to purchase Notes from the Company until such time as the Company has advised the Agents that such solicitation may be resumed. While such solicitation is suspended, the Company shall not be required to deliver any certificates, opinions or letters in accordance with Sections 5(a), 5(b) and 5(c); PROVIDED, HOWEVER, that if the Registration Statement or Prospectus is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or for a change the Agents deem to be immaterial), no Agent shall be required to resume soliciting offers to purchase Notes until the Company has delivered such certificates, opinions and letters as such Agent may request.

                  The Company agrees to pay to each Agent, as consideration for the sale of each Note resulting from a solicitation made or an offer to purchase received by such Agent, a commission in the form of a discount from the purchase price of such Note equal to the percentage set forth below of the purchase price of such Note:

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
                     Term                  Commission Rate
                     ----                  ---------------

   From 9 months to less than 12 months               .125%
   From 12 months to less than 18 months              .150%
   From 18 months to less than 2 years                .200%
   From 2 years to less than 3 years                  .250%
   From 3 years to less than 4 years                  .350%
   From 4 years to less than 5 years                  .450%
   From 5 years to less than 6 years                  .500%
   From 6 years to less than 7 years                  .550%
   From 7 years to less than 8 years                  .600%
   From 8 years to less than 9 years                  .600%
   From 9 years to less than 10 years                 .600%
   From 10 years to less than 15 years                .625%
   From 15 years to less than 20 years                .700%
   From 20 years to less than 30 years                .750%
   From 30 years and beyond                to be negotiated

                  Each Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes received by such Agent as agent that in its judgment should be considered by the Company. The Company shall have the sole right to accept offers to purchase Notes and may reject any offer in whole or in part. Each Agent shall have the right to reject any offer to purchase Notes that it considers to be unacceptable, and any such rejection shall not be deemed a breach of its agreements contained herein. The procedural details relating to the issue and delivery of Notes sold by the Agents as agents and the payment therefor shall be as set forth in the Administrative Procedures (as hereinafter defined).

                  (b) PURCHASES AS PRINCIPAL. Each sale of Notes to an Agent as principal shall be made in accordance with the terms of this Agreement. In connection with each such sale, the Company will enter into a Terms Agreement that will provide for the sale of such Notes to and the purchase thereof by such Agent. Each Terms Agreement will take the form of either (i) a written agreement between such Agent and the Company, which may be substantially in the form of Exhibit A hereto (a "Written Terms Agreement"), or (ii) an oral agreement between such Agent and the Company confirmed in writing by such Agent to the Company.

                  An Agent's commitment to purchase Notes pursuant to a Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by such Agent pursuant thereto, the maturity date of such

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Notes, the price to be paid to the Company for such Notes, the interest rate and interest rate formula, if any, applicable to such Notes and any other terms of such Notes. Each such Terms Agreement may also specify any requirements for officers' certificates, opinions of counsel and letters from the independent public accountants of the Company pursuant to Section 4 hereof. A Terms
Agreement may also specify certain provisions relating to the reoffering of such Notes by such Agent.

                  Each Terms Agreement shall specify the time and place of delivery of and payment for such Notes. Unless otherwise specified in a Terms Agreement, the procedural details relating to the issue and delivery of Notes purchased by an Agent as principal and the payment therefor shall be as set forth in the Administrative Procedures. Each date of delivery of and payment for Notes to be purchased by an Agent pursuant to a Terms Agreement is referred to herein as a "Settlement Date."

                  Unless otherwise specified in a Terms Agreement, if you are purchasing Notes as principal you may resell such Notes to other dealers. Any such sales may be at a discount, which shall not exceed the amount set forth in the Prospectus Supplement relating to such Notes.

                  (c) ADMINISTRATIVE PROCEDURES. The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed in the Medium-Term Notes Administrative Procedures (attached hereto as Exhibit B) (the "Administrative Procedures"), as amended from time to time. The Administrative Procedures may be amended only by written agreement of the Company and the Agents.

                  (d) DELIVERY. The documents required to be delivered by
Section 4 of this Agreement as a condition precedent to each Agent's obligation to begin soliciting offers to purchase Notes as an agent of the Company shall be delivered at the office of Sullivan & Cromwell, counsel for the Agents, not later than 4:00 p.m., New York time, on the date hereof, or at such other time and/or place as the Agents and the Company may agree upon in writing, but in no event later than the day prior to the earlier of (i) the date on which the Agents begin soliciting offers to purchase Notes and (ii) the first date on which the Company accepts any offer by an Agent to purchase Notes pursuant to a Terms Agreement. The date of delivery of such documents is referred to herein as the "Commencement Date."


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                  (e) OBLIGATIONS SEVERAL. The Company acknowledges that the obligations of the Agents under this Agreement are several and not joint.

                  3. AGREEMENTS. The Company agrees with each Agent that:

                  (a) Prior to the termination of the offering of the Notes pursuant to this Agreement or any Terms Agreement, the Company will not file any Prospectus Supplement relating to the Notes or any amendment to the Registration Statement unless the Company has previously furnished to the Agents copies thereof for their review and given each of you a reasonable opportunity to comment on any such proposed amendment or supplement; PROVIDED, HOWEVER, that, in the event that an Agent may own any Notes as principal, until the distribution of such Notes has been completed, the Company will not file any such proposed supplement or amendment to which such Agent reasonably objects; PROVIDED, FURTHER, that (i) the foregoing requirements shall not apply to any of the Company's periodic filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, copies of which filings the Company will cause to be delivered to the Agents promptly after being transmitted for filing with the Commission and (ii) any Prospectus Supplement that merely sets forth the terms or a description of particular Notes shall only be reviewed by the Agent or Agents offering such Notes. Subject to the foregoing sentence, the Company will promptly cause each Prospectus Supplement to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Act. The Company will promptly advise the Agents (i) of the filing of any amendment or supplement to the Basic Prospectus (other than filings referred to in clause (i) above) (except that notice of the filing of an amendment or supplement to the Basic Prospectus that merely sets forth the terms or a description of particular Notes shall only be given to the Agent or Agents offering such Notes), (ii) of the filing and effectiveness of any amendment to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Basic Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or notice of suspension

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of qualification and, if issued, to obtain as soon as possible the withdrawal thereof. If the Basic Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, no Agent shall be obligated to solicit offers to purchase Notes so long as it is not reasonably satisfied with such document.

                  (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus, as then amended or supplemented, is delivered to a purchaser, not misleading, or if, in the opinion of the Agents or in the opinion of the Company, it is necessary at any time to amend or supplement the Prospectus, as then amended or supplemented, to comply with applicable law, the Company will immediately notify the Agents by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Notes and, if so notified by the Company, the Agents shall forthwith suspend such solicitation and cease using the Prospectus, as then amended or supplemented. If the Company shall decide to amend or supplement the Registration Statement or Prospectus, as then amended or supplemented, it shall so advise the Agents promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, which will be provided to the Agents for review, that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to the Agents in such quantities as they may reasonably request. If any documents, certificates, opinions and letters furnished to the Agents pursuant to paragraph (f) below and Sections 5(a), 5(b) and 5(c) in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to the Agents, upon the filing with the Commission of such amendment or supplement to the Prospectus or upon the effectiveness of an amendment to the Registration Statement, the Agents will resume the solicitation of offers to purchase Notes hereunder. Notwithstanding any other provision of this Section 3(b), until the distribution of any Notes an Agent may own as principal has been completed, if any event described above in this paragraph (b) occurs, the Company will, at its own expense, forthwith prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus,

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as then amended or supplemented, satisfactory in all respects to such Agent, will supply such amended or supplemented Prospectus to such Agent in such quantities as it may reasonably request and shall furnish to such Agent pursuant to paragraph (f) below and Sections 5(a), 5(b) and 5(c) such documents, certificates, opinions and letters as it may request in connection with the preparation and filing of such amendment or supplement.

                  (c) The Company will make generally available to its security holders and to the Agents as soon as practicable earning statements that satisfy the provisions of Section 11(a) of the Act and the rules and regulations of the Commission thereunder covering twelve month periods beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in Rule 158 under the Act) of the Registration Statement with respect to each sale of Notes. If such fiscal quarter is the last fiscal quarter of the Company's fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

                  (d) The Company will furnish to each Agent, without charge, a signed copy of the Registration Statement, including exhibits and all amendments thereto, and as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as such Agent may reasonably request.

                  (e) The Company will use its best efforts to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Agents shall reasonably request and to maintain such qualifications for as long as the Agents shall reasonably request, provided that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.

                  (f) The Company shall furnish to the Agents such relevant documents and certificates of officers of the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Basic Prospectus, any amendments or supplements thereto, the Indenture, the Notes, this Agreement, the Administrative Procedures, any Terms Agreement and the performance by the Company of its obligations hereunder or thereunder as the Agents may from time to time reasonably request.


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



                  (g) The Company shall notify the Agents promptly in writing of any downgrading, or of its receipt of any notice of any intended or potential downgrading or of any review for possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Act.

                  (h) The Company will, whether or not any sale of Notes is consummated, pay all expenses incident to the performance of its obligations under this Agreement and any Terms Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Notes,
(iii) the fees and disbursements of the Company's counsel and accountants and of the Trustee and its counsel, (iv) the qualification of the Notes under securities or Blue Sky laws in accordance with the provisions of Section 3(e), including filing fees and the fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Memoranda, (v) the printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Agents of copies of any Blue Sky or Legal Investment Memoranda, (vii) any fees charged by rating agencies for the rating of the Notes, (viii) any expenses incurred by the Company in connection with a "road show" presentation to potential investors and (ix) the fees and disbursements of counsel for the Agents incurred in connection with the offering and sale of the Notes, including any opinions to be rendered by such counsel hereunder, and (x) any out-of-pocket expenses incurred by the Agents; PROVIDED that any advertising expenses incurred by the Agents shall have been approved by the Company.

                  (i) During the period beginning the date of any Terms Agreement and continuing to and including the Settlement Date with respect to such Terms Agreement, the Company will not, without such Agent's prior written consent, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to such Notes (other than (i) the Notes that are to be sold pursuant to such Terms Agreement, (ii) Notes previously agreed to be sold by the Company, (iii) commercial paper issued in the ordinary course of business and (iv) debt securities issued by the Company pursuant to transactions exempt from registration under

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Section 4(2) of the Act or Rule 506 promulgated thereunder, except as may otherwise be provided in such Terms Agreement.

                  4. CONDITIONS OF THE OBLIGATIONS OF THE AGENTS. Each Agent's obligation to solicit offers to purchase Notes as agent of the Company, each Agent's obligation to purchase Notes pursuant to any Terms Agreement and the obligation of any other purchaser to purchase Notes will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company's officers made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed at the time the Company accepts the offer to purchase such Notes and at the time of issuance and delivery thereof and to the following additional conditions precedent when and as specified:

                  (a) Prior to such solicitation or purchase, as the case may be:

                  (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Agent, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Agents;

                  (ii) no Agent shall have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact which in the opinion of the Agents is material, or omits to state a fact which in the opinion of the Agents is material and is required to be stated therein or is necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading;

                  (iii) except as contemplated in the Prospectus, as amended or supplemented at the time of such solicitation or at the time such offer to purchase was made, subsequent to the respective dates as of which information is given on the Registration Statement and the Prospectus, as amended or supplemented, if applicable, there shall not have been any change, on a consolidated basis, in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, or any adverse change in the condition (financial or other), business, prospects, net worth or results of operations of the Company and its subsidiaries that, in the judgment of the relevant Agent, makes it impracticable to market the Notes on the terms and in the manner contemplated by the Prospectus, as so amended or supplemented; and

                  (iv) none of the following shall have occurred: (a) trading on the New York Stock Exchange or the American Stock Exchange shall have been wholly suspended, (b) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange or the American Stock Exchange, by such Exchange or by order of the Commission or any other governmental authority having jurisdiction, (c) a banking moratorium shall have been declared by Federal or New York authorities, (d) any downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act or any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities, or (e) an outbreak or material escalation of major hostilities in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred that, in the judgment of the relevant Agent, makes it impracticable or inadvisable to market the Notes on the terms and in the manner contemplated by the Prospectus, as amended or supplemented at the time of such solicitation or at the time such offer to purchase was made;

                  (A) except, in each case described in paragraph (iii) or (iv) above, as disclosed to the relevant Agent in writing by the Company prior to such solicitation or, in the case of a purchase of Notes, as disclosed to the relevant Agent before the offer to purchase such Notes was made or (B) unless in each case described in (iv) above, the relevant event shall have occurred and been known to the relevant Agent before such solicitation or, in the case of a purchase of Notes, before the offer to purchase such Notes was made.

                  (b) On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date, the relevant Agents shall have received:

                  (i) The opinion, dated as of such date, of Jones, Day, Reavis & Pogue, outside counsel for the Company, in substantially the form attached as Annex I hereto.

                  (ii) The opinion of Joseph D. Whiteman, Esq., Vice President, General Counsel and Secretary of the Company, or other Company counsel acceptable to the Agents, dated as of such date, to the effect that:

                  (a) The Company is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and to conduct its business as described in the Prospectus and is qualified to do business in each state in which it owns or leases real property, except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Company and its subsidiaries (taken as a whole).

                  (b) each of Parker Services Inc., Travel 17325 Inc., Parker Properties Inc., Parker-Hannifin International Corp., Parker Intangibles Inc., Parker de Puerto Rico, Inc., Parker Finance Corp., Parker-Hannifin Asia Pacific Co., Ltd., Power Distribution Group Inc., and Parker AIP Corp. (collectively referred to as the "Domestic Subsidiaries") is duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation; each of the Domestic Subsidiaries has corporate power and authority to own its properties and to conduct its business as described in the Prospectus and is qualified to do business in each state in which it owns or leases real property, except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of the operations of the Company and its Domestic Subsidiaries (taken as a whole); all of the outstanding shares of capital stock of each of the Domestic Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and (except as otherwise stated in the Prospectus) are owned beneficially by the Company;

                  (c) each of Parker Hannifin GmbH, Parker Hannifin Plc, Parker Hannifin S.p.A., Parker Hannifin (Canada) Inc. and Parker Hannifin, S.A.(collectively referred to as the "Significant Foreign Subsidiaries") has been duly organized and is in good standing under the laws of its respective jurisdiction of incorporation; each of the Significant Foreign Subsidiaries has full power and authority (corporate and other) to conduct its business as described in the Registration Statement; each of the Significant Foreign Subsidiaries is not, and is not required to be, registered or qualified to do business as a foreign corporation under the laws of any jurisdiction other than its jurisdiction of incorporation, and all of the outstanding shares of capital stock of each of the Significant Foreign Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and (except for shareholders' or directors' qualifying shares) are owned, directly or indirectly, by the Company subject to no security interest, other encumbrance, or adverse claim (such counsel being entitled to rely upon opinions of local counsel, provided that such counsel shall furnish to you signed copies thereof and state that he believes that both you and he are justified in relying upon such opinion).

                  (iii) The opinion, dated as of such date, of Sullivan & Cromwell, counsel for the Agents, covering the matters in Annex I in the paragraphs numbered (2), (3) and (4), and certain matters covered in the first and last unnumbered paragraphs of Annex I.

                  The opinion of Jones, Day, Reavis & Pogue described in paragraph (b)(i) above shall be rendered to the Agents at the request of the Company and shall so state therein.

                  (c) On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date, the relevant Agents shall have received a certificate, dated the Commencement Date or such Settlement Date, as the case may be, and signed by the Chairman of the Board, the President or a Vice President and by the principal financial or accounting officer to the effect that, to the best of their knowledge based upon reasonable investigation:

                  (i) the representations and warranties of the Company contained in this Agreement are true and correct as of such date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before such date;

                  (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or is threatened by the Commission; and

                  (iii) since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus that has not been so set forth, and there has been no document required to be filed under the Exchange Act and the rules and regulations thereunder that upon such filing would be deemed to be incorporated by reference in the Prospectus that has not been so filed.

                  The officers signing and delivering such certificate may rely upon the best of their knowledge as to proceedings threatened.

                  (d) On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date, Coopers & Lybrand, independent public accountants, shall have furnished to the relevant Agents a letter or letters, dated the Commencement Date or such Settlement Date to the effect set forth in Annex II hereto.

                  (e) On the Commencement Date and on each Settlement Date, the Company shall have furnished to the relevant Agents such appropriate further information, certificates and documents as they may reasonably request.

                  5. ADDITIONAL AGREEMENTS OF THE COMPANY. (a) Each time the Registration Statement or Prospectus is amended or supplemented (other than by an amendment or supplement (i) solely setting forth the terms of any securities registered thereunder other than the Notes or (ii) providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or for a change the Agents deem to be immaterial), the Company will deliver or cause to be delivered forthwith to each Agent a certificate, dated the date of such amendment or supplement, as the case may be, in form reasonably satisfactory to the Agents, of the same tenor as the certificate referred to in Section 4(c), and signed by officers as required in such Section, relating to the Registration Statement or the Prospectus as amended or supplemented to the time of delivery of such certificate.

                  (b) Each time the Company furnishes a certificate pursuant to
Section 5(a), the Company will furnish or cause to be furnished forthwith to each Agent a written opinion of independent counsel for the Company. Any such opinion shall be dated the date of such amendment or supplement, as the case may be, shall be in a form satisfactory to the Agents and shall be of the same tenor as the opinion referred to in Section 4(b)(i), but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. In lieu of such opinion, counsel last furnishing such an opinion to an Agent may furnish to each Agent a letter to the effect that such Agent may rely on such last opinion to the same extent as though it were dated the date of such letter (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such letter).

                  (c) Each time the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information or such amended or supplemental information is incorporated by reference in the Prospectus, the Company shall cause its independent public accountants forthwith to furnish each Agent with a letter, dated the date of such amendment or supplement, as the case may be, in form satisfactory to the Agents, of the same tenor as the letter referred to in Section 4(d), with regard to the amended or supplemental financial information included or incorporated by reference in the Registration Statement or the Prospectus as amended or supplemented to the date of such letter.

                  6. INDEMNITY AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Agent or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to such Agent furnished to the Company in writing by such Agent expressly for use therein.

                  (b) Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Agent, but only with reference to information relating to such Agent furnished to the Company in writing by such Agent expressly for use in the Registration Statement or the Prospectus or any amendments or supplements thereto.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley or, if Morgan Stanley is not an indemnified party and is not reasonably likely to become an indemnified party, by the Agents that are indemnified parties, in the case of parties indemnified pursuant to paragraph (a) above, and by the Company, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with any offering of Notes, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Agent on the other hand from the offering of such Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and each Agent on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Agent on the other hand in connection with the offering of such Notes shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Company bear to the total discounts and commissions received by each Agent in respect thereof. The relative fault of the Company on the one hand and each Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each Agent's obligation to contribute pursuant to this Section 6 shall be several in the proportion that the principal amount of the Notes the sale of which by or through such Agent gave rise to such losses, claims, damages or liabilities bears to the aggregate principal amount of the Notes the sale of which by or through any Agent gave rise to such losses, claims, damages or liabilities, and not joint.

                  (e) The Company and the Agents agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by PRO RATA allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 6. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) of this Section 6 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes referred to in paragraph (d) of this Section 6 that were offered and sold to the public through such Agent exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  (f) The indemnity and contribution provisions contained in this Section 6, representations, warranties and other statements of the Company, its officers and the Agents set forth in or made pursuant to this Agreement or any Terms Agreement will remain in full force and effect regardless of

(i) any termination of this Agreement or any such Terms Agreement, (ii) any investigation made by or on behalf of any Agent or any person controlling any Agent or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Notes.

                  7. POSITION OF THE AGENTS. In acting under this Agreement and in connection with the sale of any Notes by the Company (other than Notes sold to an Agent pursuant to a Terms Agreement), each Agent is acting solely as agent of the Company and does not assume any obligation towards or relationship of agency or trust with any purchaser of Notes. An Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but such Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall hold the relevant Agent harmless against any loss, claim, damage or liability arising from or as a result of such default and shall, in particular, pay to such Agent the commission it would have received had such sale been consummated.

                  8. TERMINATION. This Agreement may be terminated at any time by the Company or, as to any Agent, by the Company or such Agent upon the giving of written notice of such termination to the other parties hereto, but without prejudice to any rights, obligations or liabilities of any party hereto accrued or incurred prior to such termination. The termination of this Agreement shall not require termination of any Terms Agreement, and the termination of any such Terms Agreement shall not require termination of this Agreement. If this Agreement is terminated, the provisions of the third paragraph of Section 2(a),
Section 2(e), the last sentence of Section 3(b) and Sections 3(c), 3(h), 6, 7, 9, 11 and 13 shall survive; PROVIDED that if at the time of termination an offer to purchase Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of such Notes has not occurred, the provisions of Sections 2(b), 2(c), 3(a), 3(e), 3(f), 3(g), 3(i), 4 and 5 shall also survive until such delivery has been made.

                  9. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to Morgan Stanley, will be mailed, delivered or telefaxed and confirmed to Morgan Stanley at 1585 Broadway, 2nd Floor, New York, New York 10036, Attention: Manager -- Continuously Offered Products (telefax number: 212-761-0780), with a copy to 1585 Broadway, New York, New York 10036, 36th floor, Attention:
Investment Banking Information Center(telefax number: 212-761-0260), Citicorp Securities, Inc., 399 Park Avenue, New York, NY 10043, Attention: Managing Director, Syndicate (telefax number: 212-291-3190) and Salomon Brothers Inc, 7 World Trade Center, New York, New York 10048 (telefax number: 212-783-4120), with a copy to 7 World Trade Center, New York, New York 10048, Attention:
Transaction Structuring Group (telefax number 212-783-2274), or, if sent to the Company, will be mailed, delivered or telefaxed and confirmed to the Company at 17325 Euclid Avenue, Cleveland, Ohio 44112, Attention: Treasurer (telefax number
(216) 481- 4057).

                  10. SUCCESSORS. This Agreement and any Terms Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 6 and the purchasers of Notes (to the extent expressly provided in Section 4), and no other person will have any right or obligation hereunder.

                  11. AMENDMENTS. This Agreement may be amended or supplemented if, but only if, such amendment or supplement is in writing and is signed by the Company and each Agent; PROVIDED that the Company may from time to time, on seven days prior written notice to the Agents but without the consent of any Agent, amend this Agreement to add as a party hereto one or more additional firms registered under the Exchange Act, whereupon each such firm shall become an Agent hereunder on the same terms and conditions as the other Agents that are parties hereto. The Agents shall sign any amendment or supplement giving effect to the addition of any such firm as an Agent under this Agreement.

                  12. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  13. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                  14. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and you.


                                            Very truly yours,

                                            PARKER-HANNIFIN CORPORATION


                                            By /s/ JOSEPH D. WHITEMAN
                                               --------------------------------
                                                Name:  Joseph D. Whiteman
                                                Title: Vice President, General
                                                       Counsel and Secretary

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

MORGAN STANLEY & CO. INCORPORATED


By /s/ HAROLD J. HENDERSHOTT III
   --------------------------------------
         Name:  Harold J. Hendershott III
         Title: Vice President


CITICORP SECURITIES, INC.


By /s/ DONALD J. DONAHUE, JR.
   --------------------------------------
         Name:  Donald J. Donahue, Jr.
         Title: Vice President


SALOMON BROTHERS INC


By /s/ DOM LEPORE
   --------------------------------------
         Name:  Dom Lepore
         Title: Vice President

                                                                         ANNEX I






                  (1) The Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939 and is a valid and binding instrument of the Company, enforceable against the Company in accordance with its terms, subject to the effect of (i) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and (ii) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

                  (2) The Notes have been duly authorized and, if executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof on the date of such opinion, would be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effect of (i) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and (ii) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

                  (3) Each of the Distribution Agreement and, if applicable, any Written Terms Agreement has been duly authorized, executed and delivered by the Company.

                  (4) Neither the execution and delivery of the Distribution Agreement nor the performance of the transactions therein contemplated will result in the violation of any statute or regulation or any order or decree of any court or governmental authority known to us which is binding upon the Company or its property, or conflict with or result in a default under any of the terms and provisions of the Company's Amended Articles of Incorporation or Code of Regulations or any indenture, loan agreement or any agreement listed on EXHIBIT A attached hereto.

                  (5) No consent, approval, authorization or order or any governmental agency or body is required for the issuance or sale by the Company of the Notes, except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Agents.

                  We have participated in the preparation of the Registration Statement and Prospectus (certain of the documents incorporated into the Prospectus by reference having previously been prepared and filed by the Company without our participation). From time to time we have had discussions with officers and employees of the Company, accountants and auditors, the independent accountants who examined certain of the financial statements of the Company and its consolidated subsidiaries included in the Registration Statement and Prospectus, and your representatives concerning the information contained in the Registration Statement and Prospectus and the proposed responses to various items in Form S-3. Based thereupon we are of the opinion that the Registration Statement and the Prospectus (except for financial statements, financial schedules, and other financial data included therein, as to which we express no opinion) at the time the Registration Statement became effective under the Act complied as to form in all material respects with the Act and the Trust Indenture Act and the respective rules and regulations thereunder, and that the documents incorporated or deemed to be incorporated by reference into the Prospectus that were filed prior to the date of this opinion (except for financial statements, financial schedules, and other financial data included therein, as to which we express no opinion) at the time they were filed complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

                  We do not know of any litigation or governmental proceedings required to be described in the Prospectus that are not described as required, or of any contracts or other documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required. The descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings, contracts and other documents present fair summaries of such statutes, legal and governmental proceedings, contracts or other documents. We further are of the opinion that the statements contained in the Prospectus under the caption "Description of Senior Debt Securities" and "United States Taxation," insofar as they purport to summarize the provisions of documents or the Unites States Federal tax laws described therein, present fair summaries of such provisions or such United States Federal tax laws.

                  The Registration Statement has become effective under the Act, and to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose or challenging the accuracy of any document incorporated by reference into the Prospectus are pending or, to the best of our knowledge, threatened by the Commission.

                  We have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness (except as set forth in the second preceding paragraph above) of the information contained in the Registration Statement and Prospectus, including any document incorporated or deemed to be incorporated therein by reference. Based upon the participation and discussions described above, however, no facts have come to our attention that cause us to believe that the Registration Statement (except for financial statements, financial schedules, and other financial date included therein), at the time it became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (with the foregoing exceptions), on the date of the Prospectus and the Commencement Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                        ANNEX II




                  (1) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the published rules and regulations thereunder.

                  (2) In their opinion, the consolidated financial statements and schedules audited by them and included or incorporated by reference in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the published rules and regulations thereunder.

                  (3) On the basis of procedures referred to in such letter, including a reading of the latest available interim financial statements of the Company and inquiries of officials of the Company responsible for financial and accounting matters, nothing caused them to believe that:

                           (A) any unaudited financial statements included or
                  incorporated in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations thereunder or are not stated on a basis substantially consistent with that of the audited financial statements included in the Company's most recent Annual Report on Form 10-K; or

                           (B) at a specified date not more than five days prior
                  to the date of such letter, there was any change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries or any decrease in consolidated net current assets or net assets as compared with amounts shown in the most recent unaudited balance sheet included or incorporated by reference in the Prospectus, except in all cases for changes or decreases which the Prospectus discloses have occurred or may occur or as may be set forth in such letter; or

                           (C) for the period from the date of the most recent
                  unaudited balance sheet included or incorporated by reference in the Prospectus to a subsequent specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of such unaudited balance sheet, in consolidated net sales, consolidated net income before taxes, or net income, except in all cases for changes or decreases which the Prospectus discloses have occurred or may occur or as may be set forth in such letter.

                  (4) In addition to their examination referred to in their report included or incorporated by reference in the Registration Statement and Prospectus and the procedures referred to in (3) above, they have carried out certain other specified procedures, not constituting an audit, with respect to certain of the dollar amounts, percentages and other financial information to bc agreed upon by the Company and the Underwriters (in each case to the extent that such dollar amounts, percentages and other financial information, are derived directly or by analysis or computation, from the general accounting records of the Company and its subsidiaries) that are included or incorporated by reference in the Prospectus and appear or are incorporated by reference in the Company's Annual Report on Form 10-K under the captions "Item 1. -- Business", "Item 6. -- Selected Financial Data", and "Item 7. -- Management's Discussion and Analysis of Financial Condition and Results of Operations", and have found such dollar amounts, percentages and financial information to be in agreement with the general accounting records of the Company and its subsidiaries.

                                    EXHIBIT A






                           PARKER-HANNIFIN CORPORATION

                                MEDIUM-TERM NOTES

                                 TERMS AGREEMENT



                                                              _______ __, 199_

PARKER-HANNIFIN CORPORATION
17325 Euclid Avenue
Cleveland, OH 44112


Attention:

                           Re:  Distribution Agreement dated
                                April 6, 1998 (the "Distribution Agreement")
                                --------------------------------------------


                  We agree to purchase your Medium-Term Notes having the following terms:

                  [We agree to purchase, severally and not jointly, the principal amount of Notes set forth below opposite our names:


                                           Principal Amount
         Name                                  of Notes

[Name of relevant Agent(s)]
[Insert syndicate list]1

                         Total . . . . . .   $
                                             ===========

-----------------

     Delete if the transaction will not be syndicated.

         The Notes shall have the following terms:


All Notes:                          Fixed Rate Notes:                  Floating Rate
----------                          -----------------                  -------------
Notes:
------

Principal amount:          Interest Rate:                     Base rate:

Purchase price:                     Applicability                      Index maturity:
                                    of modified
Price to public:                    payment upon                       Spread:
                                    acceleration:
Settlement date                                                        Spread
multiplier:
and time:                  If yes, state
                                    issue price:                       Alternate rate
Place of                                                      event spread:
delivery:                  Amortization
                                    schedule:                          Initial interest
Specified                                                     rate:
currency:
                                                                       Initial interest
Maturity date:                                                reset date:

Initial accrual                                               Interest reset
period OID:                                                            dates:

Total amount                                                  Interest reset
of OID:                                                       period:

Original yield                                                Maximum interest
to maturity:                                                  rate:

Optional repayment                                            Minimum interest
date(s):                                                      rate:

Optional redemption                                           Interest payment
date(s):                                                      period:

Initial redemption                                            Interest payment
date:                                                                  dates:

Initial redemption                                            Calculation agent:
percentage:

Annual redemption
percentage
decrease:

Other terms:

                  The provisions of Sections 1, 2(b) and 2(c) and 3 through 6, 9, 10, 11 and 13 of the Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

                  [If on the Settlement Date any one or more of the Agents shall fail or refuse to purchase Notes that it has or they have agreed to purchase on such date, and the aggregate amount of Notes which such defaulting Agent or Agents agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Notes to be purchased on such date, the other Agents shall be obligated severally in the proportions that the amount of Notes set forth opposite their respective names above bears to the aggregate amount of Notes set forth opposite the names of all such non-defaulting Agents, or in such other proportions as _____________ may specify, to purchase the Notes which such defaulting Agent or Agents agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the amount of Notes that any Agent has agreed to purchase pursuant to this Agreement be increased pursuant to this paragraph by an amount in excess of one-ninth of such amount of Notes without the written consent of such Agent. If on the Settlement Date any Agent or Agents shall fail or refuse to purchase Notes and the aggregate amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate amount of Notes to be purchased on such date, and arrangements satisfactory to ___________ and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Agent or the Company. In any such case either ___________ or the Company shall have the right to postpone the Settlement Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Agent from liability in respect of any default of such Agent under this Agreement.]2

                  This Agreement is subject to termination on the terms incorporated by reference herein. If this Agreement is so terminated, the provisions of Sections 3(h), 6, 9, 11 and 13 of the Distribution Agreement shall survive for the purposes of this Agreement.

                  The following information, opinions, certificates, letters and documents referred to in Section 4 of the Distribution Agreement will be required: ________________


                                            [NAME OF RELEVANT AGENT(S)]


                                            By
                                               ------------------------------
                                                     Name
                                                     Title:


Accepted:

PARKER-HANNIFIN CORPORATION


By
   ----------------------------
         Name:
         Title:



-------------------

     Delete if the transaction will not be syndicated.

                                                                       EXHIBIT B



                           PARKER-HANNIFIN CORPORATION

                                MEDIUM-TERM NOTES

                            ADMINISTRATIVE PROCEDURES

                        ---------------------------------





          Explained below are the administrative procedures and specific terms of the offering of Medium-Term Notes (the "Notes"), on a continuous basis by PARKER-HANNIFIN CORPORATION (the "Company") pursuant to the Distribution Agreement, dated as of April 6, 1998(the "Distribution Agreement") among the Company and Morgan Stanley & Co. Incorporated, Citicorp Securities, Inc. and Salomon Brothers Inc (the "Agents"). The Notes will be issued under an Indenture dated as of May 3, 1996 (the "Indenture") between the Company and National City Bank, as trustee (the "Trustee"). In the Distribution Agreement, the Agents have agreed to use reasonable efforts to solicit purchases of the Notes, and the administrative procedures explained below will govern the issuance and settlement of any Notes sold through an Agent, as agent of the Company. An Agent, as principal, may also purchase Notes for its own account, and if requested by such Agent, the Company and such Agent will enter into a terms agreement (a "Terms Agreement"), as contemplated by the Distribution Agreement. The administrative procedures explained below will govern the issuance and settlement of any Notes purchased by an Agent, as principal, unless otherwise specified in the applicable Terms Agreement.

          The Trustee will be the Registrar, Calculation Agent, Authenticating Agent and Paying Agent for the Notes and will perform the duties specified herein. Each Note will be represented by either a Global Security (as defined below) delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Note") or a certificate delivered to the holder thereof or a person designated by such holder (a "Certificated Note"). Except as set forth in the Indenture, an owner of a Book-Entry Note will not be entitled to receive a Certificated Note.

          Book-Entry Notes, which may be payable only in U.S. dollars, will be issued in accordance with the administrative procedures set forth in Part I hereof as they may subsequently be amended as the result of changes in DTC'S operating procedures. Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof. Unless otherwise defined herein, terms defined in the Indenture, the Notes or any prospectus supplement relating to the Notes shall be used herein as therein defined.

          The Company will advise the Agents in writing of the employees of the Company with whom the Agents are to communicate regarding offers to purchase Notes and the related settlement details.


     PART I:  ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES


          In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation from the Company and the Trustee to DTC, dated as of June 3, 1996, and a Medium-Term Note Certificate Agreement between the Trustee and DTC, dated as of March 22, 1989 (the "MTN Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:                           On any date of settlement (as defined
                                    under "Settlement" below) for one or
                                    more Book-Entry Notes, the Company will
                                    issue a single global security in fully
                                    registered form without coupons (a
                                    "Global Security") representing up to
                                    U.S. $200,000,000 principal amount of
                                    all such Notes that have the same
                                    Original Issue Date, Maturity Date and
                                    other terms.  Each Global Security will
                                    be dated and issued as of the date of
                                    its authentication by the Trustee.  Each
                                    Global Security will bear an "Interest
                                    Accrual Date," which will be (i) with
                                    respect to an original Global Security

                                    (or any portion thereof), its original
                                    issuance date and (ii) with respect to any Global Security (or any portion thereof) issued subsequently upon exchange of a Global Security, or in lieu of a destroyed, lost or stolen Global Security, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Security (or if no such payment or provision has been made, the original issuance date of the predecessor Global Security), regardless of the date of authentication of such subsequently issued Global Security. Book-Entry Notes may be payable only in U.S. dollars. No Global Security will represent any Certificated Note.

Denominations:                      Book-Entry Notes will be issued in principal
                                    amounts of U.S. $1,000 or any amount in
                                    excess thereof that is an integral multiple of U.S. $1,000. Global Securities will be denominated in principal amounts not in excess of U.S. $200,000,000. If one or more
                                    Book-Entry Notes having an aggregate
                                    principal amount in excess of $200,000,000 would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be issued to represent each U.S. $200,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Security will be issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Preparation                         If any offer to purchase a Book-Entry Note
of Pricing                          is accepted by or on behalf of the Company,
Supplement:                         the Company will prepare a pricing
                                    supplement (a "Pricing Supplement")
                                    reflecting the terms of such Note. The
                                    Company (i) will arrange to file such
                                    Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and (ii) will, as soon as possible and in any event not later than the date on which such Pricing
                                    Supplement is filed with the Commission, deliver the number of copies of such Pricing
                                    Supplement to the relevant Agent as such Agent shall request.

                                    In each instance that a Pricing Supplement is prepared, the relevant Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:                         The receipt by the Company of immediately
                                    available funds in payment for a Book-Entry
                                    Note and the authentication and issuance of the Global Security representing such Note shall constitute "settlement" with respect to such Note. All offers accepted by the Company will be settled on the third
                                    Business Day next succeeding the date of acceptance, unless the Company accepts an offer to purchase Notes after 4:30 p.m. on such date in which case settlement will occur on the fourth Business Day next succeeding such date of acceptance, pursuant to the timetable for settlement set forth below, unless the Company and the purchaser agree to settlement on another day, which shall be no earlier than the next Business
                                    Day.

Settlement                          Settlement Procedures with regard to each
Procedures:                         Book-Entry Note sold by the Company to or
                                    through an Agent (unless otherwise specified pursuant to a Terms Agreement) shall be as follows:

                                            A. The relevant Agent will advise
                                            the Company by telephone that such
                                            Note is a Book-Entry Note and of the
                                            following settlement information:

                                               1. Principal amount.

                                               2. Maturity Date.

                                               3. In the case of a Fixed
                                               Book-Entry Note, the Interest
                                               Rate, whether such Note will pay
                                               interest annually or semiannually
                                               and whether such Note is an
                                               Amortizing Note, and, if so, the
                                               amortization schedule, or, in the
                                               case of a Floating Rate
                                               Book-Entry Note, the Initial
                                               Interest Rate (if known at such
                                               time), Interest Payment Date(s),
                                               Interest Payment Period,
                                               Calculation Agent, Base Rate,
                                               Index Maturity, Interest Reset
                                               Period, Initial Interest Reset
                                               Date, Interest Reset Dates,
                                               Spread or Spread Multiplier (if
                                               any), Minimum Interest Rate (if
                                               any), Maximum Interest Rate (if
                                               any) and the Alternate Rate Event
                                               Spread (if any).

                                               4. Redemption or repayment
                                               provisions (if any).

                                               5. Settlement date and time
                                               (Original Issue Date).

                                               6. Interest Accrual Date.

                                               7. Price.

                                               8. Agent's commission (if any)
                                               determined as provided in the
                                               Distribution Agreement.

                                               9. Whether the Note is an
                                               Original Issue Discount Note (an
                                               "OID Note"), and if it is an OID
                                               Note, the total amount of OID,
                                               the yield to maturity, the
                                               initial accrual period OID and
                                               the applicability of Modified
                                               Payment upon

                                               Acceleration (and, if so, the
                                               Issue Price).


                                               10. Whether the Note is an
                                               Indexed Note, and if it is an
                                               Indexed Note, the Denominated
                                               Currency, the Indexed Currency or
                                               Currencies, the Payment Currency,
                                               the Exchange Rate Agent, the
                                               Reference Dealers, the Face
                                               Amount, the Fixed Amount of each
                                               Indexed Currency, the Aggregate
                                               Fixed Amount of each Indexed
                                               Currency and the Authorized
                                               Denominations (if other than U.S.
                                               dollars).

                                               11. Whether the Note is a
                                               Renewable Note, and if it is a
                                               Renewable Note, the Initial
                                               Maturity Date and the Final
                                               Maturity Date.

                                               12. Whether the Company has the
                                               to extend the Original Maturity
                                               Date of the Note, and, if so, the
                                               Final Maturity Date of such Note.

                                               13. Whether the Company has the
                                               option to reset the Interest
                                               Rate, the Spread or the Spread
                                               Multiplier of the Note.

                                               14. Any other applicable terms.

                                            B. The Company will advise the
                                            Trustee by telephone or electronic
                                            transmission (confirmed in writing
                                            at any time on the same date) of the
                                            information set forth in Settlement
                                            Procedure "A" above. The Trustee
                                            will then assign a CUSIP number to
                                            the Global Security representing
                                            such Note and will notify the
                                            Company and the relevant

                                            Agent of such CUSIP number by
                                            telephone as soon as practicable.

                                            C. The Trustee will enter a pending
                                            deposit message through DTC's
                                            Participant Terminal System,
                                            providing the following settlement
                                            information to DTC, the relevant
                                            Agent and Standard & Poor's
                                            Corporation:

                                               1. The information set forth in
                                               Settlement Procedure "A".

                                               2. The Initial Interest Payment
                                               Date for such Note, the number of
                                               days by which such date succeeds
                                               the related DTC Record Date
                                               (which in the case of Floating
                                               Rate Notes which reset daily or
                                               weekly, shall be the date five
                                               calendar days immediately
                                               preceding the applicable Interest
                                               Payment Date and, in the case of
                                               all other Notes, shall be the
                                               Record Date as defined in the
                                               Note) and, if known, the amount
                                               of interest payable on such
                                               Initial Interest Payment Date.

                                               3. The CUSIP number of the Global
                                               Security representing such Note.

                                               4. Whether such Global Security
                                               will represent any other
                                               Book-Entry Note (to the extent
                                               known at such time).

                                               5. Whether such Note is an
                                               Amortizing Note (by an
                                               appropriate notation in the
                                               comments field of DTC's
                                               Participant Terminal System).

                                               6. The number of participant
                                               accounts to be maintained by DTC
                                               on behalf of the relevant Agent
                                               and the Trustee.

                                            D. The Trustee will complete and
                                            authenticate the Global Security
                                            representing such Note.

                                            E. DTC will credit such Note to the
                                            Trustee's participant account at
                                            DTC.

                                            F. The Trustee will enter an SDFS
                                            deliver order through DTC's
                                            Participant Terminal System
                                            instructing DTC to (i) debit such
                                            Note to the Trustee's participant
                                            account and credit such Note to the
                                            relevant Agent's participant account
                                            and (ii) debit such Agent's
                                            settlement account and credit the
                                            Trustee's settlement account for an
                                            amount equal to the price of such
                                            Note less such Agent's commission
                                            (if any). The entry of such a
                                            deliver order shall constitute a
                                            representation and warranty by the
                                            Trustee to DTC that (a) the Global
                                            Security representing such
                                            Book-Entry Note has been issued and
                                            authenticated and (b) the Trustee is
                                            holding such Global Security
                                            pursuant to the MTN Certificate
                                            Agreement.

                                            G. Unless the relevant Agent is the
                                            end purchaser of such Note, such
                                            Agent will enter an SDFS deliver
                                            order through DTC's Participant
                                            Terminal System instructing DTC (i)
                                            to debit such Note to such Agent's
                                            participant account and credit such
                                            Note to the participant accounts of
                                            the Participants with respect to
                                            such Note and (ii) to debit the
                                            settlement accounts of such
                                            Participants and credit the
                                            settlement account of such Agent for
                                            an amount equal to the price of such
                                            Note.

                                            H. Transfers of funds in accordance
                                            with SDFS deliver orders described
                                            in Settlement Procedures

                                            "F" and "G" will be settled in
                                            accordance with SDFS operating
                                            procedures in effect on the
                                            settlement date.

                                            I. The Trustee will credit to the
                                            account of the Company maintained at
                                            Key Bank National Association
                                            Cleveland, Ohio, in immediately
                                            available funds the amount
                                            transferred to the Trustee in
                                            accordance with Settlement Procedure
                                            "F".

                                            J. Unless the relevant Agent is the
                                            end purchaser of such Note, such
                                            Agent will confirm the purchase of
                                            such Note to the purchaser either by
                                            transmitting to the Participants
                                            with respect to such Note a
                                            confirmation order or orders through
                                            DTC's institutional delivery system
                                            or by mailing a written confirmation
                                            to such purchaser.

                                            K. Monthly, the Trustee will send to
                                            the Company a statement setting
                                            forth the principal amount of Notes
                                            outstanding as of that date under
                                            the Indenture and setting forth a
                                            brief description of any sales of
                                            which the Company has advised the
                                            Trustee that have not yet been
                                            settled.

Settlement                 For sales by the Company of Book-Entry Notes to or
Procedures                 through an Agent (unless otherwise specified pursuant
Timetable:                 to a Terms Agreement) for settlement on the first
                           Business Day after the sale date, Settlement
                           Procedures "A" through "J" set forth above shall be completed as soon as possible but not later than the respective times in New York City set forth below:

                           Settlement
                           Procedure          Time
                           ---------          ----

                                   A    11:00 A.M. on sale date

                                   B    12:00 Noon on sale date
                                   C     2:00 P.M. on sale date
                                   D     9:00 A.M. on settlement date
                                   E    10:00 A.M. on settlement date
                                   F-G   2:00 P.M. on settlement date
                                   H     4:45 P.M. on settlement date
                                   I-J   5:00 P.M. on settlement date

                  If a sale is to be settled more than a Business Day after the sale date, Settlement Procedures "A", "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M., 12:00 Noon and 2:00 P.M., respectively, on the first Business Day after the sale date. If the Initial Interest Rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 12:00 Noon and 2:00 P.M., respectively, on the first Business Day before the settlement date. Settlement Procedure "H" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

                  If settlement of a Book-Entry Note is rescheduled or cancelled, the Trustee, after receiving notice from the Company or the relevant Agent, will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure           If the Trustee fails to enter an SDFS deliver order with
to Settle:        respect to a Book-Entry Note pursuant to Settlement Procedure
                  "F", the Trustee may deliver to DTC, through DTC's Participant
                  Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the Trustee's participant account, provided that the

                  Trustee's participant account contains a principal amount of the Global Security representing such Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Trustee will mark such Global Security "cancelled," make appropriate entries in the Trustee's records and send such cancelled Global Security to the Company. The CUSIP number assigned to such Global Security shall, in accordance with the procedures of the CUSIP Service Bureau of Standard & Poor's Corporation, be cancelled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, the Trustee will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Note or Notes and shall be cancelled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

                  If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the relevant Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "F" and "G", respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph.

                  Notwithstanding the foregoing, upon any failure to settle with respect to a

                  Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect.

                  In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedures "D" and "F", for the authentication and issuance of a Global Security representing the Book-Entry Notes to be represented by such Global Security and will make appropriate entries in its records.

            PART II: ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES

          The Trustee will serve as Registrar in connection with the Certificated Notes.

Issuance:         Each Certificated Note will be dated and issued as of the date of its authentication by the Trustee. Each Certificated Note will bear an Original Issue Date, which will be (i) with respect to an original Certificated Note (or any portion thereof), its original issuance date (which will be the settlement date) and (ii) with respect to any Certificated
                  Note (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Note or in lieu of a destroyed, lost or stolen Certificated Note, the original issuance date of the predecessor Certificated Note, regardless of the date of authentication of such subsequently issued Certificated
                  Note.

Preparation       If any offer to purchase a Certificated Note is accepted by or
of Pricing        on behalf of the Company, the Company will prepare a Pricing
Supplement:       Supplement reflecting the terms of such Note. The Company (i)
                  will arrange to file such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule
                  424(b) under the Act and (ii) will, as soon as possible and in any event not later than the date on which such Pricing
                  Supplement is filed with the Commission, deliver the number of copies of such Pricing Supplement to the relevant Agent as such Agent shall request.

                  In each instance that a Pricing Supplement is prepared, the relevant Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:       The receipt by the Company of immediately available funds in exchange for an authenticated Certificated Note delivered to the relevant Agent and such Agent's delivery of such Note against receipt of immediately available funds shall constitute "settlement" with respect to such Note. All offers accepted by the Company will be settled on the third Business
                  Day next succeeding the date of acceptance, unless the Company accepts an offer to purchase Notes after 4:30 p.m. on such date in which case settlement will occur on the fourth
                  Business Day next succeeding such date of acceptance, pursuant to the timetable for settlement set forth below, unless the Company and the purchaser agree to settlement on another date, which date shall be no earlier than the next Business Day.

Settlement        Settlement Procedures with regard to each Certificated Note
Procedures:       sold by the Company to or through an Agent (unless otherwise specified pursuant to a Terms Agreement) shall be as follows:

                           A. The relevant Agent will advise the Company by telephone that such Note is a Certificated Note and of the following settlement information:

                                    1. Name in which such Note is to be
                                    registered ("Registered Owner").

                                    2. Address of the Registered Owner and
                                    address for payment of principal and
                                    interest.

                                    3. Taxpayer identification number of the Registered Owner (if available).

                                    4. Principal amount.

                                    5. Maturity Date.

                                    6. In the case of a Fixed Rate Certificated
                                    Note, the Interest Rate, whether such Note will pay interest annually or semiannually and whether such Note is an Amortizing Note and, if so, the amortization schedule, or, in the case of a Floating Rate Certificated Note, the Initial Interest Rate (if known at such time), Interest Payment Date(s), Interest Payment Period, Calculation Agent, Base Rate, Index Maturity, Interest Reset Period, Initial Interest Reset Date, Interest Reset Dates, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any), Maximum Interest Rate (if any) and the Alternate Rate Event Spread (if any).

                                    7. Redemption or repayment provisions (if any).

                                    8. Settlement date and time (Original Issue
                                    Date).

                                    9. Interest Accrual Date.

                                    10. Price.

                                    11. Agent's commission (if any) determined as provided in the Distribution Agreement.

                                    12. Denominations.

                                    13. Specified Currency.

                                    14. Whether the Note is an OID Note, and if it is an OID Note, the total amount of OID, the yield to maturity, the initial accrual period OID and the applicability of Modified Payment upon Acceleration (and if so, the Issue Price).


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                                    15. Whether the Note is an Indexed Note, and
                                    if it is an Indexed Note, the Denominated
                                    Currency, the Indexed Currency or
                                    Currencies, the Payment Currency, the
                                    Exchange Rate Agent, the Reference Dealers, the Face Amount, the Fixed Amount of each Indexed Currency, the Aggregate Fixed Amount of each Indexed Currency and the Authorized Denominations (if other than U.S. dollars).

                                    16. Whether the Note is a Renewable Note, and if it is a Renewable Note, the Initial Maturity Date and the Final Maturity Date.

                                    17. Whether the Company has the option to extend the Original Maturity Date of the Note, and, if so, the Final Maturity Date of such Note.

                                    18. Whether the Company has the option to reset the Interest Rate, the Spread or the Spread Multiplier of the Note.

                                    19. Any other applicable terms.

                           B. The Company will advise the Trustee by telephone or electronic transmission (confirmed in writing at any time on the same date) of the information set forth in Settlement Procedure "A" above.

                           C. The Company will have delivered to the Trustee a pre-printed four-ply packet for such Note, which packet will contain the following documents in forms that have been approved by the Company, the relevant Agent and the Trustee:

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



                                    1. Note with customer confirmation.

                                    2. Stub One - For the Trustee.

                                    3. Stub Two - For the relevant Agent.

                                    4. Stub Three - For the Company.

                           D. The Trustee will complete such Note and authenticate such Note and deliver it (with the confirmation) and Stubs One and Two to the relevant Agent, and such Agent will acknowledge receipt of the Note by stamping or otherwise marking Stub One and returning it to the Trustee. Such delivery will be made only against such acknowledgment of receipt and evidence that instructions have been given by such Agent for payment to the account of the Company at Key Bank National Association, Cleveland, Ohio, or to such other account as the Company shall have specified to such Agent and the Trustee, in immediately available funds, of an amount equal to the price of such Note less such Agent's commission (if any). In the event that the instructions given by such Agent for payment to the account of the Company are revoked, the Company will as promptly as possible wire transfer to the account of such Agent an amount of immediately available funds equal to the amount of such payment made.

                           E. Unless the relevant Agent is the end purchaser of such Note, such Agent will deliver such Note (with confirmation) to the customer against payment in immediately available funds. Such Agent will obtain the acknowledgment of

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



                           receipt of such Note by retaining Stub Two.

                           F. The Trustee will send Stub Three to the Company by first-class mail. Monthly, the Trustee will also send to the Company a statement setting forth the principal amount of the Notes outstanding as of that date under the Indenture and setting forth a brief description of any sales of which the Company has advised the Trustee that have not yet been settled.

Settlement        For sales by the Company of Certificated Notes to or through
Procedures        an Agent (unless otherwise specified pursuant to a Terms
Timetable:        Agreement), Settlement Procedures "A" through "F" set forth above shall be completed on or before the respective times in New York City set forth below:


                             Settlement
                              Procedure          Time
                              ---------          ----

                                  A        2:00 P.M. on day before settlement
                                           date
                                  B        3:00 P.M. on day before settlement
                                           date
                                  C-D      2:15 P.M. on settlement date
                                  E        3:00 P.M. on settlement date
                                  F        5:00 P.M. on settlement date


Failure
to Settle:        If a purchaser fails to accept delivery of and make payment for any Certificated Note, the relevant Agent will notify the Company and the Trustee by telephone and return such Note to the Trustee. Upon receipt of such notice, the Company will immediately wire transfer to the account of such Agent an amount equal to the price of such Note less such Agent's commission in respect of such Note (if any). Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If the failure shall have occurred for any reason other than a default by such Agent in the performance of its obligations hereunder and under the Distribution Agreement, then the Company will reimburse such Agent or the Trustee, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which such failure occurred, the Trustee will mark such Note "cancelled," make appropriate entries in the Trustee's records and send such Note to the Company.

                                      B-19